Once Upon a Farm Reports First Quarter 2026 Financial Results

First quarter net sales increased 44% year-over-year to $73 million

Raising 2026 net sales outlook to $313 million to $323 million

BERKELEY, Calif., May 7, 2026 – Once Upon a Farm, PBC (NYSE: OFRM) (or the “Company”), a leading high-growth company driving systemic improvement in childhood nutrition, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights Compared to Prior Year Period

•
Net sales increased 43.7% to $72.7 million
•
Gross margin of 40.8% compared to 37.7%
•
Net loss of $15.8 million compared to a net loss of $19.5 million
•
Adjusted EBITDA1 loss of $3.1 million compared to a loss of $7.5 million

"Our first quarter results were excellent with momentum building across the business," said John Foraker, CEO and co-founder of Once Upon a Farm. "We delivered 44% year over year net sales growth and more than 300 basis points of gross margin expansion, driven by accelerating velocities, expanding distribution, and increasingly productive assortments. Importantly, we are seeing meaningful productivity gains from our cooler placements, which delivered an approximate 11% increase in dollar productivity versus the prior quarter, demonstrating that our cooler model is driving higher productivity as we scale. Consumption trends remain strong, with continued gains in household penetration and repeat rates driving growth across our portfolio. Based on this momentum, we are raising our full-year net sales outlook and remain highly confident in the durability and efficiency of our growth model. We believe we are building a highly differentiated & purpose-driven brand that is winning with consumers and expanding the category while delivering attractive long-term returns for shareholders.”

First Quarter 2026 Results

Net sales increased $22.1 million, or 43.7%, to $72.7 million for the first quarter of 2026, compared to $50.6 million in the prior year period. The increase in net sales was driven by a 21.5% increase in volume growth reflecting incremental distribution of existing products and new product introductions.

Gross profit was $29.7 million, or 40.8% of net sales, for the first quarter of 2026, compared to $19.1 million, or 37.7% of net sales, in the prior year period. The 308 basis point increase in gross profit as a percentage of net sales was driven by lower slotting fees related to coolers.

Selling, general and administrative (“SG&A”) expenses were $45.8 million for the first quarter of 2026, compared to $28.3 million for the prior year period. Approximately $10.9 million of the $17.5 million increase in SG&A expense was attributable to stock-based compensation and one-time performance payments related to our IPO. SG&A expenses as a percentage of net sales increased by 713 basis points to 63.0% in the first quarter of 2026 compared to 55.9% in the prior year period, reflecting stock-based compensation and one-time performance payments related to our IPO along with higher labor and employee costs as a percentage of net sales, partially offset by lower logistics and selling expenses as a percentage of net sales.

Net loss was $15.8 million for the first quarter of 2026 compared to a net loss of $19.5 million in the prior year period. The decrease in net loss was primarily driven by higher gross profit, partially offset by higher SG&A expenses.

Adjusted EBITDA1 loss was $3.1 million for the first quarter of 2026 compared to a loss of $7.5 million in the prior year period. The decrease in Adjusted EBITDA loss was primarily driven by the increase in gross profit partially offset by higher SG&A expenses.

Balance Sheet

As of March 31, 2026, the Company had cash and cash equivalents of $99.9 million and no debt, compared to $10.9 million of cash and cash equivalents and total debt of $60.2 million as of December 31, 2025. The increase in net cash and decrease in total debt reflect the application of proceeds from the Company’s IPO in February 2026.

Full Year 2026 Outlook

For full year 2026, the Company expects:

•
Net sales of $313 million to $323 million, representing growth of 30% to 34% versus 2025
•
Adjusted EBITDA of $2 million to $4 million

Outlook is based on information as of today, May 7, 2026, and may be impacted by factors outside the Company’s control. See “Forward-Looking Statements” below.

The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, interest income, and provision for income tax, cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Measures" for how the Company defines this measure and the financial tables that accompany this press release for a reconciliation of this measure to the most closely comparable GAAP measure.

Conference Call and Webcast Details

To participate in the live earnings call at 5:00 pm Eastern Time today, listeners in the U.S. may dial (877) 269-7751 and international listeners may dial (201) 389-0908. The live audio webcast will be accessible in the “IR Calendar” section of the Company’s Investor Relations website at https://ir.onceuponafarmorganics.com or directly here.

About Once Upon a Farm

Once Upon a Farm, PBC (NYSE: OFRM) is redefining the organic kids’ food category and shaping the future of food. Guided by its mission to drive systemic improvement in childhood nutrition for a happier, healthier, more equitable world, the Company offers a portfolio of crave-worthy snacks and meals designed for children from babies through big kids. Every Once Upon a Farm product is organic, non-GMO, contains no added sugar and is free from artificial flavors and colors – just simple, real, nutritious food kids ask for and parents trust. For more information visit www.onceuponafarmorganics.com, follow @onceuponafarm on Instagram, Facebook and TikTok.

Contacts

Investors:

Reed Anderson, ICR

Alex Liscum, ICR

OFARMIR@icrinc.com

Media:

Jessica Liddell, ICR

Kate Schneiderman, ICR

OFARMPR@icrinc.com

Non-GAAP Financial Measures

Adjusted EBITDA

The Company calculates Adjusted EBITDA as net loss, adjusted to exclude: (1) change in fair value of derivative liability; (2) change in fair value of convertible preferred stock warrant liability; (3) stock-based compensation; (4) depreciation and amortization; (5) amortization of payments under the Spokesperson Agreement; (6) one-time bonuses related to our IPO; (7) interest expense; (8) interest income; and (9) provision for income taxes. The Company believes that Adjusted EBITDA provides meaningful supplemental information regarding its operating performance and facilitates internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations, or outlook. In particular, the Company believes that the use of Adjusted EBITDA is helpful to the Company’s investors as it is a measure used by management in assessing the health of its business, determining incentive compensation, and evaluating its operating performance, as well as for internal planning and forecasting purposes.

Forward-Looking Statements

This press release and the related conference call contain forward-looking statements that reflect the Company’s expectations or beliefs regarding future events. In some cases, forward-looking statements can identified by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “positioned,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, statements about the Company’s 2026 outlook, future growth prospects, growth of market share, growth strategy, the markets in which it operates, including the growth of our various markets, statements about potential new products and product innovation, and its expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance, are forward-looking statements. These forward-looking statements, including expectations and projections about future matters, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve numerous risks and uncertainties and are subject to variables that could impact the Company’s future performance. These statements are based on management’s views and assumptions at the time they are made and are not guarantees of future performance. Actual future events and performance may differ materially from the expectations reflected in our forward-looking statements. The Company does not undertake any obligation to update forward-looking statements.

A variety of factors could materially affect future outcomes, including, but not limited to: adverse public relations, product recalls, and product liability claims; factors outside of the Company’s and its suppliers’ control that disrupt its operations or impact the inputs, commodities, and ingredients used in its business; the failure to manage the supply chain effectively; the availability of natural, plant-rich, and organic ingredients; the ability to protect personal, proprietary, and confidential information and prevent security incidents; damage to the reputation of the Company, products, management team, or co-founders; adverse weather conditions, natural disasters, pestilence, climate change, and other conditions beyond the Company’s control that could disrupt its operations; the failure to retain and motivate the Company’s management team or other key team members, including our co-founders; the Company’s reliance on a limited number of independent contract manufacturers and suppliers; changing consumer preferences, perceptions, and spending habits; the failure to successfully pursue growth or implement the Company’s growth strategy on a timely basis or at all; disruptions in the worldwide economy; the inability to compete successfully in our highly competitive markets; damage or disruption at any facility where finished goods inventory is located; the failure to successfully roll-out coolers and harm to the operating capacity of coolers; inability to expand existing customer relationships and acquire new customers; inability to implement initiatives to improve productivity and streamline operations to control or reduce costs; inability to achieve or sustain profitability; the ability of our information technology systems, including artificial intelligence technologies, to perform adequately and accurately; changes in tax laws; volatility of the market price of the common stock; and the other factors set forth in the Company’s filings with the Securities and Exchange Commission, including under Part I, Item 1A. “Risk Factors” of the Company’s upcoming Annual Report on Form 10-K and Part II, Item IA. “Risk Factors” in our Quarterly Reports on Form 10-Q.

This list is not exhaustive and is intended for illustrative purposes only. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Once Upon a Farm, PBC

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2026	2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$99,886	$10,860
Accounts receivable, net	34,563	28,783
Inventory	50,269	46,981
Prepaid expenses and other current assets	5,208	15,520
Total current assets	189,926	102,144
Property and equipment, net	9,953	8,903
Intangible assets, net	541	561
Goodwill	4,244	4,244
Other non-current assets	1,027	567
Total assets	$205,691	$116,419
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$16,392	$19,606
Accrued expenses and other current liabilities	30,860	24,269
Total current liabilities	47,252	43,875
Nonconvertible debt, net	—	43,000
Convertible notes	—	17,214
Derivative liability	—	32,413
Other non-current liabilities	558	2,017
Total liabilities	47,810	138,519
Convertible preferred stock	—	101,967
Stockholders’ equity (deficit):
Common stock	4	1
Additional paid-in capital	309,425	11,669
Accumulated deficit	(151,548)	(135,737)
Total stockholders’ equity (deficit)	157,881	(124,067)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$205,691	$116,419

Once Upon a Farm, PBC

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales	$72,720	$50,603
Cost of goods sold	43,042	31,510
Gross profit	29,678	19,093
Selling, general and administrative expenses	45,828	28,280
Loss from operations	(16,150)	(9,187)
Other income (expense):
Interest expense	(420)	(523)
Interest income	499	121
Change in fair value of derivative liability	340	(9,680)
Other expense, net	(3)	(457)
Total other income (expense)	416	(10,539)
Net loss before income tax provision	(15,734)	(19,726)
Income tax (provision) benefit	(77)	260
Net loss	$(15,811)	$(19,466)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.59)	$(2.95)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	26,892,105	6,595,854

Once Upon a Farm, PBC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(15,811)	$(19,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	(340)	9,680
Change in fair value of convertible preferred stock warrant liability	(13)	464
Change in fair value of SARs liability	(2)	—
Stock-based compensation	4,338	805
SARs issued to a customer recorded as a reduction to revenue	43	—
Inventory adjustments	622	189
Depreciation and amortization	475	257
Amortization of debt discounts and deferred financing costs	49	138
Non-cash interest	29	147
Changes in operating assets and liabilities:
Accounts receivable	(5,780)	(4,371)
Inventory	(3,910)	(6,532)
Prepaid expenses and other assets	(3,936)	(2,326)
Accounts payable	(743)	4,055
Accrued expenses and other liabilities	12,139	2,484
Net cash used in operating activities	(12,840)	(14,476)
INVESTING ACTIVITIES
Purchase of property and equipment	(1,446)	(450)
Net cash used in investing activities	(1,446)	(450)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	155,366	—
Proceeds from term loan facility	—	14,000
Proceeds from exercise of stock options	17	127
Payment of debt modification costs	—	(34)
Repayment of line of credit	(43,000)	—
Payment of offering costs	(9,071)	—
Payment of deferred offering costs	—	(104)
Net cash provided by financing activities	103,312	13,989
Net change in cash and cash equivalents	89,026	(937)
Cash and cash equivalents, beginning of period	10,860	17,306
Cash and cash equivalents, end of period	$99,886	$16,369

Once Upon a Farm, PBC

Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss	$(15,811)	$(19,466)
Change in fair value of derivative liability (1)	(340)	9,680
Change in fair value of convertible preferred stock warrant liability (1)	(13)	464
Stock-based compensation	6,502	805
Depreciation and amortization	475	257
Amortization and acceleration of Spokesperson Agreement expense	5,405	649
IPO transaction bonus	699	—
Interest expense	420	523
Interest income	(499)	(121)
Provision (benefit) for income tax	77	(260)
Adjusted EBITDA	$(3,085)	$(7,469)

(1) Amount reflects the change in fair value of derivative liability related to Convertible Notes and change in fair value of convertible preferred warrant liability related to the Company’s Nonconvertible Debt.

Supplemental Information

(Unaudited)

Supplemental Sales Detail

The following table presents disaggregated net sales by product category for the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Kid
Pouches	$29,377	$28,275
Snacks	4,772	4,125
Total Kid	34,149	32,400
Baby
Pouches	11,473	5,495
Snacks	26,772	12,082
Other	326	626
Total Baby	38,571	18,203
Total net sales	$72,720	$50,603